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                                                                     EXHIBIT 1.1

                         LEGGETT & PLATT, INCORPORATED
                                 $500,000,000
                          MEDIUM-TERM NOTES, SERIES I
               AMENDED AND RESTATED U.S. DISTRIBUTION AGREEMENT

                               November __, 2000

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Chase Securities Inc.
270 Park Avenue
New York, New York 10017

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004


Ladies and Gentlemen:

     Reference is made to the U.S. Distribution Agreement (the "Original Agreement"), dated as of November 24, 1999, among LEGGETT & PLATT, INCORPORATED, a Missouri corporation (the "Company"), and BEAR, STEARNS & CO INC., CHASE SECURITIES INC. and GOLDMAN, SACHS & CO. (each, an "Agent", and collectively, the "Agents"), pursuant to which the Company appointed each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase its Medium-Term Notes, Series I (the "Securities") in an aggregate amount up to $500,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies). On November 5, 1999, the Company filed a Registration Statement on Form S-3 (File No. 333-90443), together with a prospectus supplement relating to the Securities (collectively, the "Original Registration Statement") with the Securities and Exchange Commission (the "Commission"), which was declared effective by the Commission on November 15, 1999. On November __, 2000, the Company filed a Registration Statement on Form S-3 (File No. 333-______) (the "New Registration Statement"), which pursuant to Rule 429(b) of the Securities Act of 1933, as amended (the "Act"), carried forward $150,000,000 of the Securities previously registered on the Original Registration Statement, and registered an additional $350,000,000 of Securities. In connection with the filing of the New Registration Statement, the Company is entering

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into this agreement with each of you (this "Agreement"), which shall be deemed to amend, restate and supercede the Original Agreement in its entirety.

     The Company proposes to issue and sell from time to time its Securities in an aggregate amount up to $500,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) and agrees with each of you, individually, as set forth in this Agreement.

     Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each a "Terms Agreement"), substantially in the form of Annex I hereto, relating to such sale in accordance with Section 2(b) hereof. This Agreement shall not be construed to create either an obligation on the part of the Company to sell any Securities or an obligation of any of the Agents to purchase Securities as principal.

     The Securities will be issued under a senior indenture, dated as of November 24, 1999 (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"). The Securities shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture.


1.   The Company represents and warrants to, and agrees with, each Agent that:

          (a) (i) The Original Registration Statement and the New Registration Statement in respect of the Securities have been filed with the Commission; (ii) such registration statements and any post-effective amendments thereto, each in the form heretofore delivered or to be delivered to such Agent, including all documents incorporated by reference in the prospectus included in such registration statements and any post-effective amendments thereto, have been declared effective by the Commission in such form; (iii) no other document with respect to such registration statements or documents incorporated by reference therein or any post-effective amendments thereto has heretofore been filed or transmitted for filing with the Commission (other than one or more prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Agents); and (iv) no stop order suspending the effectiveness of any such registration statements has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (each and every preliminary prospectus included in such registration statements or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "Preliminary

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Prospectus"; (v) the various parts of each such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in each such registration statement at the time such part of each such registration statement became effective but excluding the Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, each as amended at the time such part of each such registration statement became effective, are hereinafter collectively called the "Registration Statement"; (vi) the prospectus (including, if applicable, any prospectus supplement) relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; (vii) any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; (viii) any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference;
(ix) any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and (x) any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to Securities to be sold pursuant to this Agreement, in the form filed or transmitted for filing with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

          (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

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          (c)   The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented, or to that part of the Registration Statement that constitutes the Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee;

          (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri; and has the requisite corporate power and authority to execute and deliver the Securities and this Agreement, to perform its obligations hereunder and thereunder, and to own its properties and conduct its business as described in the Prospectus.

          (e) The issuance and sale of the Securities in an aggregate principal amount not in excess of an aggregate principal amount which shall not exceed $500,000,000 (or the equivalent in a foreign currency or currencies), has been duly authorized by the Company and, when the Securities have been duly executed by the Company and authenticated and delivered by the Trustee, and payment therefor has been received by or on behalf of the Company, such Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.


          (f) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and except that no representation or warranty is made with respect to the enforceability of Section 7 hereof.

          (g) The Company and its subsidiaries have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is material to the Company and its subsidiaries taken as a whole otherwise than as set forth or contemplated in the

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Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material decrease in the capital stock of the Company or material increase in consolidated long-term debt (as such terms are defined in accordance with generally accepted accounting principles) of the Company and its subsidiaries or any material adverse change, or any development that the Company believes would be reasonably likely to result in a material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

          (h) (i) The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not (A) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject or (B) result in any violation of (1) the provisions of the Articles of Incorporation, as amended, or the By-laws of the Company or (2) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and (ii) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required on the part of the Company for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such as have been, or will have been prior to the Commencement Date (as defined in Section 3 hereof), obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by such Agent of offers to purchase Securities from the Company and with purchases of Securities by such Agent as principal, as the case may be, in each case in the manner contemplated hereby;

          (i) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which would individually or in the aggregate reasonably be expected to have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (j) Immediately after any sale of Securities by the Company hereunder or under any Terms Agreement, the aggregate amount of Securities that will have been issued and sold by the Company hereunder or under any Terms Agreement and

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of any debt securities of the Company (other than such Securities) that will have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement; and

          (k) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


2. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its reasonable efforts to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. The Company reserves the right to offer, solicit offers and sell Securities directly on its own behalf to any person, to sell Securities through others (provided that any other agent or broker dealer will execute an agreement with the Company that includes terms and conditions that are substantially identical to the terms and conditions included in this Agreement), and after not less than 5 business days prior written notice to the Agents, to designate and select additional agents to become party to this Agreement. In the case of any sale not resulting from a solicitation made by any Agent, no commission will be payable to the Agents with respect to such sale. In no event shall any offers, solicitation of offers or sales of debt securities by the Company result in (i) any violation of applicable federal or state securities laws (and, if requested by any such Agent, the Company shall deliver an opinion of counsel in a form reasonably satisfactory to such Agent, to such effect, provided, that such counsel need not express any opinion as to accuracy or completeness of disclosure in any other such sale by the Company) or (ii) any Agent's inability to re-sell any Securities that it has purchased as a principal pursuant to this Agreement or any Terms Agreement.

          Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedures attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Company (the "Administrative Procedures"). The provisions of the Administrative Procedures shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedures. The Company will furnish to the Trustee a copy of the Administrative Procedures as from time to time in effect.

          The Company reserves the right, in its sole discretion, to instruct the Agents orally (with confirmation in writing) or in writing to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. Upon receipt of such instructions from the Company, the Agents will forthwith suspend

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solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. During such period, the Company shall not be required to comply with the provisions of Sections 4(h), 4(i), 4(j) and 4(k). Upon advising the Agents that such solicitation may be resumed, however, the Company shall be required to comply with the provisions of Sections 4(h), 4(i), 4(j) and 4(k) prior to resumption of such solicitations. In addition, any failure by the Company to comply with its obligations hereunder, including without limitation its obligations to deliver the documents required by Sections 4(h), 4(i), 4(j) and 4(k), shall automatically terminate the Agents' obligations hereunder, including without limitation its obligations to solicit offers to purchase the Securities hereunder as agent or to purchase Securities hereunder as principal.

          The Company agrees to pay each Agent a commission, at the time of settlement of any sale of a Security by the Company as a result of a solicitation made by such Agent, in an amount equal to the applicable percentage of the principal amount of such Security sold as set forth in Schedule A hereto.

          (b) Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent; a Terms Agreement may also specify certain provisions relating to the re-offering of such Securities by such Agent; the commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth; each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the re-offering of the Securities and the time and date and place of delivery of and payment for such Securities; and such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to
Section 4 hereof. Each Agent proposes to offer Securities purchased by it as principal for sale at prevailing market prices or prices related thereto at the time of sale, which may be equal to, greater than or less than the price at which such Securities are purchased by such Agent from the Company.

          For each sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedures. For each such sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the Company agrees to pay such Agent a commission (or grant an equivalent discount) as provided in
Section 2(a) hereof and in accordance with the schedule set forth therein.

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          Each time and date of delivery of and payment for Securities to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedures, is referred to herein as a "Time of Delivery".

          (c) Each Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Security in, or to residents of, the country issuing such currency, except as permitted by applicable law.

3. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Paul, Hastings, Janofsky & Walker LLP, New York, New York, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the "Commencement Date").

4.   The Company covenants and agrees with each Agent:

          (a) (i) To make no amendment or supplement to the Registration Statement or the Prospectus (A) prior to the Commencement Date without affording each Agent a reasonable opportunity to review and comment thereon or (B) after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery that is disapproved by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof; provided, however, that (1) the foregoing requirement shall not apply to any of the Company's filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission and (2) any Prospectus supplement or Pricing Supplement that merely sets forth the terms or a description of particular Securities shall only be reviewed and approved by the Agent or Agents offering such Securities; (ii) to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b)(3) under the Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used (or the business day immediately preceding the Time of Delivery if earlier); (iii) to make no amendment or supplement to the Registration Statement or Prospectus, other than any Pricing Supplement, at any time prior to having afforded each Agent a reasonable opportunity to review and comment thereon provided, however, that (1) the foregoing requirement shall not apply to any of the Company's filings with the Commission required to be filed pursuant to Section

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13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the
Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission and (2) any Prospectus supplement or Pricing Supplement that merely sets forth the terms or a description of particular Securities shall only be reviewed and approved by the Agent or Agents offering such Securities; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain its withdrawal;

          (b) Promptly from time to time to take such action as such Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions in the United States as such Agent may request (and in such foreign jurisdictions as the Company and the Agents may mutually agree) and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a dealer in securities or to file a general consent to service of process or subject itself to taxation in any jurisdiction;

          (c) To furnish such Agent with copies of the Registration Statement and each amendment thereto, with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative Procedures), in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, and with copies of the documents incorporated by reference therein, all in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (including Securities purchased from the Company by such Agent as principal) and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements

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therein, in the light of the circumstances under which they were made when such
Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, such Agent shall forthwith cease such solicitations); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and, subject to the second proviso below, to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own Securities purchased from the Company by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transactions in the Securities, the Company shall promptly prepare and file with the Commission such an amendment or supplement; provided, further, however, that notwithstanding any other provision of this Agreement, that if to do so would result in the Company disclosing information that the Company is required by law, contract or otherwise to hold in confidence or which the Company believes is in the best interests of its shareholders to hold in confidence, the Company shall not be required to prepare and file such amendment or supplement, provided, further that in any such event such Agent shall have the right to require the Company to repurchase such Securities from such Agent at the price such Securities were sold to such Agent by the Company, plus accrued interest, less the Agent's commission to the extent the Agent actually received a commission as an alternative to purchasing such Securities at a discount from the Company pursuant to this Agreement;

          (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule
158);

          (e) So long as any Securities are outstanding, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to the Company's shareholders, and deliver to such Agent (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as such Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the

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Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

          (f) That, from the date of any Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Company by such Agent, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company that both mature more than 9 months after such Time of Delivery and are substantially similar to the Securities, without the prior written consent of such Agent; provided, that in no event shall borrowings under the Company's revolving credit agreements and lines of credit or issuances of commercial paper be deemed to be substantially similar to the Securities;

          (g) That each acceptance by the Company of an offer to purchase Securities hereunder (including any purchase by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Company of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties relating to the Registration Statement and Prospectus shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

          (h) That reasonably in advance of each time the Registration Statement or the Prospectus is amended or supplemented, including each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than by (i) an amendment relating solely to securities other than the Securities, (ii) a filing pursuant to item 5 of Form 8-K, (iii) the Company's quarterly reports filed on Form 10-Q and (iv) a Pricing Supplement; unless in each case, in the reasonable judgment of the Agents, the Agents request such documents to be delivered), and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Paul, Hastings, Janofsky & Walker LLP, counsel to the Agents, as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof;

          (i) That each time the Registration Statement or the Prospectus is amended or supplemented, including each time a document filed under the Act or the

Exchange Act is incorporated by reference into the Prospectus (other than by (i) an amendment relating solely to securities other than the Securities, (ii) a filing pursuant to item 5 of Form 8-K, (iii) the Company's quarterly reports filed on Form 10-Q and (iv) a Pricing Supplement; unless in each case, in the reasonable judgment of the Agents, the Agents request such documents to be delivered) and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a written opinion of the Company's General Counsel, or other counsel for the Company reasonably satisfactory to such Agent, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form reasonably satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in Section 6(c) hereof that was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the opinion or opinions in such last opinion relating to the Registration Statement and the Prospectus shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 6(c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

          (j) That each time the Registration Statement or the Prospectus is amended or supplemented, including each time that a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, in either case to set forth financial information included in or derived from the Company's consolidated financial statements or accounting records (other than by (i) an amendment relating solely to securities other than the Securities, (ii) a filing pursuant to item 5 of Form 8-K and (iii) a Pricing Supplement; unless in each case, in the reasonable judgment of the Agents, the Agents request such documents to be delivered), and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall cause the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement to furnish forthwith such Agent a letter, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form reasonably satisfactory to such Agent, of the same tenor as the letter referred to in
Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in
Section 6(d) hereof which was last furnished to such Agent;

          (k) That each time the Registration Statement or the Prospectus is amended or supplemented, including each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than by (i) an amendment relating solely to securities other than the Securities, (ii) a filing pursuant to item 5 of Form 8-K, (iii) the Company's quarterly reports filed on Form 10-Q and (iv) a Pricing Supplement; unless in each case, in the reasonable judgment of the Agents, the Agents request such documents to be delivered) and each time the Company sells Securities to such Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such supplement, amendment, incorporation or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Company as shall be reasonably satisfactory to such Agent, to the effect that the statements contained in the certificates referred to in Section 6(i) hereof that was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements relating to the Registration Statement and the Prospectus shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and

          (l) To offer to any person who has agreed to purchase Securities from the Company as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Administrative Procedures, any condition set forth in Section 6(a), 6(e), 6(f) or 6(g) hereof has not been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section 4(l), for the respective judgments of an Agent with respect to certain matters referred to in such Sections 6(e) and 6(g), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(e) and 6(g) on behalf of any such person).

5. The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the reasonable fees, disbursements and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby, any opinions to be rendered by such counsel hereunder and under any Terms Agreement and the transactions contemplated hereunder and under any Terms Agreement; (iii) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the reasonable fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vii) the cost of preparing the Securities; (viii) the fees and expenses of any Trustee and any agent of any Trustee and any transfer or paying agent of the Company and the reasonable fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Securities; (ix) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved in advance in writing by the Company; and (x) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section. Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.

6. The obligation of any Agent, as agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent's discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated by reference in such Terms Agreement) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(k) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be (except that such representations and warranties relating to the Registration Statement and the Prospectus shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date), the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) (i) With respect to any Securities sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the

Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

          (b) Paul, Hastings, Janofsky & Walker LLP, counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, in form reasonably acceptable to such Agent, and (ii) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section 4(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions that were last furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that any such later opinion or opinions relating to the Registration Statement and the Prospectus shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) The Company's General Counsel, or other counsel for the Company reasonably satisfactory to such Agent, shall have furnished to such Agent their written opinions, dated the Commencement Date and each applicable date referred to in Section 4(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be (except that any such later opinion or opinions relating to the Registration Statement and the Prospectus shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date), in form and substance reasonably satisfactory to such Agent, substantially to the effect that

                (i) the Company is a corporation validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business in all material respects as described in the Prospectus;

                (ii) each subsidiary constituting 10% or more of the consolidated total assets of the Company as of such date (each such subsidiary being hereinafter referred to as a "Significant Subsidiary") is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, to such counsel's knowledge free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that you and they are justified in relying upon such opinions and certificates);

          (iii) the Company's authorized equity capitalization is as set forth in the Prospectus as of the date or dates indicated herein; the Securities conform in all material respects to the description thereof contained in the Prospectus; and, if the Securities are to be listed on any securities exchange, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company has filed a preliminary listing application and all required supporting documents with respect to the Securities with such securities exchange and such counsel has no reason to believe that the Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution;

          (iv) the Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (v) any series of Securities established on or prior to the date of such opinion has been duly authorized and established in conformity with the Indenture, and, when the terms of a particular Security and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture, and such Security has been duly completed, executed, authenticated and issued in accordance with the Indenture and delivered against payment as contemplated by this Agreement, such Security will constitute a legal, valid and binding obligation of the Company entitled to the benefits of the Indenture and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, it being understood that such counsel may (a) assume that at the time of the issuance, sale and delivery of each Security the authorization of such series has not been modified or rescinded and there has not occurred any change in law affecting the validity, legally binding character or enforceability of such Security and (b) state that as of the date of such opinion a judgment for money in an action based on Securities denominated in foreign currencies or currency units in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars, and that the date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment;

          (vi) to the best knowledge of such counsel, there is no action, suit or proceeding pending or overtly threatened before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, that is not described or filed as required; and the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters to the extent required by law;

          (vii) such counsel has been advised by the Commission's staff that the Registration Statement has become effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements, related financial statement schedules and other financial and statistical information and written information relating to and furnished by the Agents contained therein or omitted therefrom, and except for the part of the Registration Statement that constitutes the Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder;

         (viii) this Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

         (ix) no consent, approval, authorization or order of any federal or Missouri court or governmental agency or body is required to be obtained by the Company for the consummation of the transactions contemplated herein or in any applicable Terms Agreement, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the solicitation by the Agents to purchase the Securities and such other approvals (specified in such opinion) as have been obtained;

         (x) neither the execution and delivery by the Company of the Indenture, the issue and sale of the Securities, nor the consummation by the Company of any other of the transactions herein contemplated nor the fulfillment by the Company of the terms hereof or of any applicable Terms Agreement will result in a breach or violation of, or constitute a default under (A) the articles of incorporation or by-laws of the Company, (B) the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or any of its Significant Subsidiaries is a party or bound, (C) any judgment, order or decree known to such counsel to be specifically applicable to the Company or any of its Significant Subsidiaries of any federal or Missouri court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Significant Subsidiaries or (D) any provision of federal or Missouri statute or governmental regulation applicable to the Company;

          (xi) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement; and

          (xi) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


     Such opinion shall also state that, although such counsel does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, nothing has come to such counsel's attention that causes such counsel to believe that at the Effective Date the Registration Statement (other than the financial statements, related financial statement schedules and other financial and statistical information and written information relating to and furnished by the Agents contained therein or omitted therefrom, and except for the part of the Registration Statement that constitutes the Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of the Trustee, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus (other than the financial statements, related schedules and other financial and statistical information and written information furnished by the Agents contained therein or omitted therefrom as to which such counsel need express no opinion) includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Missouri or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are reasonably satisfactory to counsel for the Agents and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.


          (d) Not later than 11:00 a.m., New York City time, on the Commencement Date and on each applicable date referred to in Section 4(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus as amended and supplemented to such date shall have furnished to such Agent a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance reasonably satisfactory to such Agent, to the effect set forth in Annex III hereto;

          (e) (i) The Company and its subsidiaries shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is material to the Company and its subsidiaries taken as a whole otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery there shall not have been any material decrease in the capital stock of the Company or material increase in consolidated long-term debt (as such terms are defined in accordance with generally accepted accounting principles) of the Company and its subsidiaries or any change, or any development that the Company believes would be reasonably likely to result in a material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of such Agent so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities from the Company or the purchase by such Agent of Securities from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery;

          (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

          (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the

Company's securities on the New York Stock Exchange; or (iii) a general moratorium on commercial banking activities in New York declared by either federal, New York state or Missouri state authorities; or (iv) the outbreak or material escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect on financial markets of any such event specified in the Clause (iv) in the judgment of such Agent makes it impracticable or inadvisable to proceed with the purchase of the Securities from the Company as principal pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus;

          (h) With respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency if the effect on financial markets of any such event specified in this paragraph in the judgment of such Agent makes it impracticable or inadvisable to proceed with the purchase of the Securities from the Company as principal pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended and supplemented to such date; and

          (i) The Company shall have furnished or caused to be furnished to such Agent a certificate of an officer of the Company dated the Commencement Date and each applicable date referred to in Section 4(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of the Company as shall be reasonably satisfactory to such Agent, as to the accuracy of the representations and warranties of the Company herein at and as of the Commencement Date or such applicable date, as the case may be (except that the statements relating to the Registration Statement and the Prospectus shall relate to the Registration Statement and the Prospectus as amended and supplemented to such date), as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the following matters and as to such other matters as such Agent may reasonably request:

     (a) With respect to any Securities sold at or prior to the Solicitation Time or Time of Delivery, as the case may be, (i) the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Securities has been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) of the Agreement; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission have been complied with;

     (b) (i) The Company and its subsidiaries have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is material to the Company and its subsidiaries taken as a whole otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery there has not been any material decrease in the capital stock of the Company or material increase in consolidated long-term debt (as such terms are defined in accordance with generally accepted accounting principles) of the Company and its subsidiaries or any material adverse change, or any development that the Company believes would be reasonably likely to result in a material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery.

7. (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, (i) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein or (ii) that is corrected in any subsequent amendment or supplement to such Registration Statement or Prospectus, provided that the Company has performed each of its obligations pursuant to Section 4 hereof in respect of such amendment or supplement and, to the extent that a prospectus relating to the Securities was required to be delivered by such Agent under the Act, if such Agent, having been furnished by or on behalf of the Company with copies of the Prospectus as subsequently so amended or supplemented, thereafter fails to deliver such subsequently amended or supplemented Prospectus prior to or concurrently with the delivery of confirmation of the sale of the Securities to the person asserting such loss, claim, damage or liability.

     (b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) shall not relieve the indemnifying party from liability under subsection (a) or
(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities to which such loss, claim, damage or liability relates (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Agent shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Securities purchased by or through it were sold to which such loss, claim, damage or liability relates exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

     (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability that such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

8. Each Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company defaults on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

9. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

10. This Agreement may be suspended or terminated at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of oral (confirmed in writing) or written notice of such suspension or termination to such Agent or the Company, as the case may be; provided, that in the event of such suspension or termination with respect to any Agent, (i) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (ii) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party that have previously accrued or that relate to Securities that are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (iii) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 2(a), and Sections 4(d), 4(e)(i), 5, 7, 8 and 9 hereof are concerned.

11. Except as otherwise specifically provided herein or in the Administrative Procedures, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Bear, Stearns & Co. Inc. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 245 Park Avenue, New York, New York 10167, Facsimile Transmission No. (212) 272-5377, Attention: Medium Term Note Department, and if to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Facsimile Transmission No. (212) 834-6081, Attention: Medium Term Note Desk and if to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Facsimile Transmission No. (212) 902-6685 Attention: Medium Term Note Department; and if to the Company shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to No. 1 Leggett Road, Carthage, Missouri 64836, Facsimile Transmission No. (417) 358-8027,
Attention: Treasurer (with copies to the Company's General Counsel, Facsimile Transmission No. (417) 358-8449.

12. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Sections 7, 8 and 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives and successors, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

13. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day other than a Saturday or Sunday, or any other day on which banks in The City of New York, are generally required or authorized by law or executive order to close (and, with respect to LIBOR Notes, is also a London Business Day). "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

14. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

15. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

     16. If at any time the Company and any of the Agents determine that the Company will issue and sell Securities denominated in a currency other than U.S. dollars, which other currency may include a currency unit, or with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, the Company and any such Agent may execute and deliver a supplement to this Agreement for the purpose of making any appropriate additions to and modifications of the terms of this Agreement (and the Administrative Procedures) applicable to such Securities and the offer and sale thereof. Subject to the Company's obligations pursuant to Section 4(b) hereof, each Agent agrees not to directly or indirectly solicit offers to purchase or offer to sell any Security in or to persons of any foreign jurisdiction except as permitted by applicable law.

     17. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided that the Company may from time to time, but without the consent of any Agent, (i) amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto, or (ii) appoint one or more firms as a dealer on a reverse inquiry basis, whereupon such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto but only to the extent and for the purpose of an individual reverse inquiry transaction or as otherwise agreed to between the Company and such reverse inquiry dealer. The Company shall give reasonably prompt notice to the other Agents of each additional Agent. The additional Agent(s) shall sign any agreement, amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement in accordance with the provisions of
Section 17.

     If the foregoing is in accordance with your understanding, please sign and return to us four (4) counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                              Very truly yours,


                              LEGGETT & PLATT, INCORPORATED



                              By:________________________
                              Name:
                              Title:



Accepted in New York, New York,
 as of the date hereof:


BEAR, STEARNS & CO. INC.



By:______________________
   Name:
   Title:


CHASE SECURITIES INC.



By:______________________
   Name:
   Title:



_________________________
  (Goldman, Sachs & Co.)

                                  SCHEDULE A


     As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Security equal to the principal amount of such Security multiplied by the appropriate percentage set forth below:




                                                  Commission (percentage of
                                                      aggregate principal
          Range of Maturities                     amount of Securities sold)
------------------------------------        ------------------------------------
From 9 months to less than 1 year                            .125%
From 1 year to less than 18 months                           .150%
From 18 months to less than 2 years                          .200%
From 2 years to less than 3 years                            .250%
From 3 years to less than 4 years                            .350%
From 4 years to less than 5 years                            .450%
From 5 years to less than 6 years                            .500%
From 6 years to less than 7 years                            .550%
From 7 years to less than 10 years                           .600%
From 10 years to less than 15 years                          .625%
From 15 years to less than 20 years                          .700%
From 20 years to 30 years                                    .750%
30 years and more                                            .825%

                                                                         ANNEX I

                                Terms Agreement

  The following terms, to the extent applicable, shall be agreed to by the applicable Agent and the Company in connection with each sale of Securities:
  Name of Agent: _____________________
     Acting as principal [_]
     Acting as agent for the Company [_]

  Principal Amount:  $______________________
  Price to Public: ___% of the principal amount, plus accrued interest, if any, from ______
  Commission (or Discount):  ___% of the principal amount
  Purchase Price: ____%, plus accrued interest, if any, from _________

  Interest Rate:
    If Fixed Rate Note:
      Interest Rate:
      Interest Payment Date(s):
    If Floating Rate Note:
      Base Rate:
        If LIBOR:
          LIBOR Reuters Page:
          LIBOR Telerate Page:
        If CMT:
          CMT Telerate Page:
        If CD Rate:
        If Federal Funds Rate:
        If Treasury Rate:
        If Commercial Paper Rate:
        If Prime Rate:
        If 11/th/ District Cost of Funds Rate:
      Initial Interest Rate:
      Spread or Spread Multiplier, if any:
      Initial Interest Reset Date:
      Interest Reset Date(s):
      Interest Payment Date(s):
      Interest Determination Date(s):
      Index Maturity:
      Maximum Interest Rate, if any:
      Minimum Interest Rate, if any:
      Interest Reset Period:
      Interest Payment Period:
      Calculation Agent:

                                     A-I-1

  If Original Issue Discount Note, terms:

  If Redeemable:
      Redemption Commencement Date:
      Initial Redemption Percentage:
      Annual Redemption Percentage Reduction:

  If Repayable:
      Optional Repayment Date(s):
      Repayment Provisions, if any:

  Original Issue Date:
  Stated Maturity:
  Settlement Date and Time:
  Other Settlement Terms:
  Additional Terms:

  Also, in connection with the purchase of Securities by one or more Agents as principal, agreement as to whether the following will be required:

  Officer's Certificate pursuant to Section 6(i) of the Agreement. Legal Opinions pursuant to Sections 6(b) and (c) of the Agreement. Comfort Letter pursuant to Section 6(d) of the Agreement.
  Stand-Off Agreement pursuant to Section 4(f) of the Agreement.

                                     A-I-2

                                                                        ANNEX II


                         Leggett & Platt, Incorporated

                           ADMINISTRATIVE PROCEDURES
         for Fixed Rate and Floating Rate Medium-Term Notes, Series I
                  Due Nine Months or More From Date of Issue
                        (Dated as of November __, 2000)


     Medium-Term Notes, Series I Due From Nine Months or More From Date of Issue (the "Notes") are to be offered on a continuous basis by Leggett & Platt, Incorporated, a Missouri corporation (the "Company"), to or through Bear, Stearns & Co. Inc., Chase Securities Inc. and Goldman, Sachs & Co., and any other agent or agents appointed by the Company from time to time (each, an "Agent" and, collectively, the "Agents"), pursuant to an Amended and Restated U.S. Distribution Agreement, dated as of November __, 2000 (the "Agreement"), by and among the Company and the Agents. The Agreement provides for the sale of Notes by the Company to one or more of the Agents as principal (including for resale to investors and other purchasers), for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the related Agent or Agents), in which case each such Agent will act as an agent of the Company in soliciting purchases of Notes, and for the right of the Company to sell Notes directly on its own behalf.

     If agreed upon by the related Agent or Agents and the Company, Notes shall be purchased by such Agent or Agents as principal. Such purchases will be made in accordance with terms agreed upon by the related Agent or Agents and the Company (which terms, unless otherwise agreed to, shall, to the extent applicable, include those terms specified in Annex I to the Agreement, and be agreed upon orally, with written confirmation prepared by such Agent or Agents and mailed or sent by facsimile transmission to the Company). If agreed upon by any Agent or Agents and the Company, the Agent or Agents, acting solely as agent or agents for the Company, and not as principal, will use reasonable efforts to solicit offers to purchase the Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role to be performed by the related Agent or Agents shall apply to the offer and sale of the relevant Notes.

     The Notes will be issued under an Indenture, dated as of November 24, 1999, as amended, supplemented or modified from time to time relating to the Notes (collectively, the "Indenture"), between the Company and The Chase Manhattan Bank ("Chase"), as trustee (the "Trustee"). The Company has filed a Registration Statement (as defined in the Agreement) with the Securities and Exchange Commission (the "Commission") registering the Notes. A pricing supplement to the Prospectus (as defined in the Agreement) setting forth the purchase price, interest rate or formula, maturity date and other terms of any Notes (as applicable) is herein referred to as a "Pricing Supplement."

                                    A-III-1

     The Notes will either be issued (a) in book-entry form (each, a "Book-Entry Note") and represented by one or more fully registered Notes without coupons (each, a "Global Note") delivered to Chase, as agent for The Depository Trust Company, New York, New York ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a "Certificated Note") delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser. Except in the limited circumstances described in the Prospectus or a Pricing Supplement, owners of beneficial interests in Book-Entry Notes will not be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests.

     General procedures relating to the issuance of all Notes are set forth in
Part I hereof. Book-Entry Notes will be issued in accordance with the procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Prospectus as amended and supplemented, the Indenture or the Notes, as the case may be.


                 PART I:  PROCEDURES OF GENERAL APPLICABILITY


Date of Issuance/                Each Note will be dated as of the date of its
Authentication:                  authentication by the Trustee. Each Note shall
                                 also bear an original issue date (the "Original
                                 Issue Date"). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:                      Each Note will mature on a date selected by the
                                 purchaser and agreed to by the Company that is not less than nine months nor more than fifty years from its Original Issue Date (the "Stated
                                 Maturity").

Currency/Denominations:          Notes will be denominated in, and payments of
                                 principal, premium, if any, and interest, if any, in respect thereof will be made in, U.S.
                                 dollars and the Notes will be issued in
                                 denominations of $1,000 and integral multiples thereof.

Registration:                    The Notes will be issued only in fully
                                 registered form.

                                    A-II-2

Base Rates Applicable to         Unless otherwise provided in the applicable
Floating Rate Notes:             Pricing Supplement, Floating Rate Notes will
                                 bear interest at a rate or rates determined by reference to the CD Rate, the Commercial Paper
                                 Rate, the Federal Funds Rate, LIBOR, the Prime
                                 Rate, the Treasury Rate, the CMT Rate, the
                                 Eleventh District Cost of Funds Rate or such other interest rate basis or formula as may be set forth in the applicable Pricing Supplement, or by reference to two or more such rates, as adjusted by the Spread and/or Spread
                                 Multiplier, if any, applicable to such Floating
                                 Rate Notes.

Redemption/Repayment:            The Notes will be subject to redemption by the
                                 Company on and after their respective
                                 Redemption Commencement Dates, if any.
                                 Redemption Commencement Dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note. If no Redemption Commencement
                                 Dates are indicated with respect to a Note, such Note will not be redeemable at the option of the Company prior to its Stated Maturity.

                                 The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes on their respective Optional Repayment Dates, if any. Optional Repayment Dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note. If no Optional Repayment Dates are indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity.

Calculation of Interest:         In the case of Fixed Rate Notes, interest
                                 (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

                                 The interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate or Rates plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

                                 Unless otherwise provided in the applicable
                                 Pricing Supplement, accrued interest on each Floating Rate Note will be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factors calculated for each day in the period for which

                                    A-II-3
                                 accrued interest is being calculated. Unless otherwise provided in the applicable Pricing Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the interest rate applicable to such day by 360 if the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR, Prime Rate or Eleventh District Cost of Funds Rate is an applicable Base Rate, or by the actual number of days in the year if the Treasury Rate or the CMT Rate is an applicable Base Rate. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Base Rates will be calculated in each period in the same manner as if only the lowest, highest or average of the applicable Base Rates applied as specified in the applicable Pricing Supplement.

Interest:                        General.  Each Note will bear interest in
                                 accordance with its terms. Unless otherwise provided in the applicable Pricing Supplement, interest on each Note will accrue from and including the Original Issue Date of such Note for the first interest period or from and including the most recent Interest Payment Date to which interest has been paid or duly made available for payment for all subsequent interest periods, to but excluding the applicable Interest Payment Date or the Stated
                                 Maturity, Redemption Date or Optional Repayment
                                 Date (each Stated Maturity, Redemption Date or
                                 Optional Repayment Date is referred to herein as a "Maturity"). Interest on Notes will be payable in arrears to the Holders of such Notes as of the Regular Record Date for each Interest
                                 Payment Date and at Maturity to the Person to whom the principal of such Notes is payable.

                                 If an Interest Payment Date or the Maturity with respect to any Fixed Rate Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. If an Interest Payment Date (other than at Maturity) with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to

                                    A-II-4
                                 the next succeeding Business Day and interest will continue to accrue, except that in the case of a LIBOR Note, if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity of a Floating Rate Note falls on a day that is not a Business Day, the required payment need not be made on such day, but may be made on the next succeeding Business Day as if made on the date such payment was due, and no interest on such payment shall accrue for the period from and after such Maturity to the date of such payment on the next succeeding Business Day.

                                 Regular Record Dates. Unless otherwise
                                 specified in an applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for any Note shall be the date 15 calendar days (whether or not a Business Day) preceding such Interest Payment Date.

                                 Interest Payment Dates. Interest payments will be made at Maturity and on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date.

                                 Fixed Rate Notes. Interest payments on Fixed
                                 Rate Notes (other than Original Issue Discount Notes) will be made semiannually on April 1 and October 1 of each year and at Maturity.

                                 Floating Rate Notes. Interest payments on
                                 Floating Rate Notes will be made as specified in the Floating Rate Note.

Acceptance and Rejection of      If agreed upon by any Agent and the Company,
Offers from Solicitations as     then such Agent acting solely as agent for the
Agents:                          Company and not as principal will solicit
                                 purchases of the Notes. Each Agent will
                                 communicate to the Company, orally or in writing, each reasonable offer to purchase
                                 Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be a breach of such Agent's agreement contained in the Agreement. The

                                    A-II-5

                                 Company has the sole right to accept or reject any proposed purchase of Notes from the Company, in whole or in part, and any such rejection shall not be a breach of the Company's agreement contained in the Agreement. Each Agent has agreed to make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.


Preparation of Pricing           If any offer to purchase a Note is accepted by
Supplement                       the Company, the Company will promptly prepare
                                 a Pricing Supplement reflecting the terms of such Note. Information to be included in the Pricing Supplement shall include:

                                 1.  the name of the Company;

                                 2.  the title of the Notes;

                                 3. the date of the Pricing Supplement and the date of the Prospectus to which the Pricing Supplement relates;

                                 4.  the name of the Presenting Agent (as
                                     defined below);

                                 5. whether such Notes are being sold to the Presenting Agent as principal or to an investor or other purchaser through the Presenting Agent acting as agent for the Company;

                                 6.  with respect to Notes sold to the
                                     Presenting Agent as principal, whether such Notes will be resold by the Presenting Agent to investors and other purchasers at
                                     (i) a fixed public offering price of a
                                     specified percentage of their principal
                                     amount or (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Presenting Agent;

                                 7. with respect to Notes sold to an investor or other purchaser through the Presenting Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) a specified percentage of their principal amount;

                                 8.  the Presenting Agent's discount or
                                     commission;

                                 9.  net proceeds to the Company;

                                    A-II-6

                                 10. the information with respect to the terms
                                     of the Notes set forth below (whether or not the applicable Note is a Book-Entry
                                     Note) under "Procedures for Book-Entry
                                     Notes Settlement Procedures," items (ii),
                                     (iii), (vii), (viii) and (ix); and

                                 11. any other terms of the Notes material to
                                     investors or other purchasers of the Notes not otherwise specified in the Prospectus.

                                 The Company shall use its reasonable best efforts to send such Pricing Supplement by electronic mail, telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than noon, New York City time, on the Business Day next following the trade date) to the Agent that made or presented the offer to purchase the applicable Note (the "Presenting Agent") at the following address:

                                 If to Bear, Stearns & Co. Inc.:

                                 Bear, Stearns & Co. Inc.
                                 245 Park Avenue, 4/th/ Floor
                                 New York, New York 10167
                                 Attn:  Medium Term Note Department
                                 Telephone:  (212) 272-5371
                                 Telecopy:  (212) 272-6227

                                 with a copy to:

                                 Paul, Hastings, Janofsky & Walker LLP
                                 399 Park Avenue
                                 New York, New York 10022
                                 Attention:  William F. Schwitter, Esq.
                                 Telecopy: (212) 319-4090

                                 If to Chase Securities Inc.:

                                 Chase Securities Inc.
                                 270 Park Avenue
                                 New York, New York 10017
                                 Attn: Medium Term Note Desk
                                 Telephone:  (212) 834-4421
                                 Telecopy:  (212) 834-6081

                                 If to Goldman, Sachs & Co.:

                                 Goldman, Sachs & Co.
                                 85 Broad Street
                                 New York, New York 10004

                                    A-II-7

                                 Attn: Karen Robertson
                                 27th Floor
                                 Telephone:  (212) 902-1482
                                 Telecopy:  (212) 902-0658

                                 In each instance that a Pricing Supplement is prepared, the Presenting Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 ("Rule 434") of the Securities Act of 1933, as amended (the "Act"), the Pricing Supplement may be delivered separately from the Prospectus. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

                                 The Company will arrange to file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act.

Settlement:                      The receipt of immediately available funds by
                                 the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute
                                 "settlement." Offers accepted by the Company will be settled in three Business Days, or at such time as the purchaser, the applicable
                                 Agent and the Company shall agree, pursuant to the timetable for settlement set forth in Parts
                                 II and III hereof under "Settlement Procedures" with respect to Book-Entry Notes and Certificated Notes, respectively (each such date fixed for settlement is hereinafter referred to as a "Settlement Date"). If procedures A and B of the applicable Settlement
                                 Procedures with respect to a particular offer are not completed on or before the time set forth under the "Settlement Procedures
                                 Timetable," such offer shall not be settled until the Business Day following the completion of Settlement Procedures A and B or such later date as the purchaser and the Company shall agree.

                                 In the event of a purchase of Notes by an Agent as principal, appropriate settlement details will be pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedures" with respect to Book-Entry Notes and Certificated Notes, respectively, or otherwise as agreed between the Agent and the Company.

Procedure for Changing Rates     When a decision has been reached to change the
or Other Variable Terms:         interest rate or any other variable term on any
                                 Notes

                                    A-II-8
                                 being sold by the Company, the Company will promptly advise the Agents by telephone (confirmed in writing) or facsimile transmission and such Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agent or Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the Agents of the new interest rates or other variable terms, such Agents may resume solicitation of offers to purchase such Notes. Until such time only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the Presenting Agent and Chase shall follow the procedures set forth under the "Settlement Procedures."

Suspension of Solicitation;      The Company may instruct the Agents to suspend
Amendment or Supplement:         solicitation of offers to purchase Notes at any
                                 time by telephone (confirmed in writing) or in writing. Each Agent receiving such instructions will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that solicitation of offers to purchase may be resumed. If the Company decides to amend or supplement the Registration Statement
                                 (including incorporating any documents by reference therein) or the Prospectus (other than to change interest rates or other variable terms with respect to the offering of the Notes), it will promptly advise each Agent and will furnish each Agent and counsel to the Agents with copies of the proposed amendment or supplement (including any document proposed to be incorporated by reference therein but excluding any Pricing Supplements unless otherwise provided herein); provided, however, that (1) the foregoing requirement shall not apply to any of the Company's filings with the Commission required to be filed pursuant to
                                 Section 13(a), 13(c), 14 or 15(d) of the
                                 Securities Exchange Act of 1934, as amended, copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission and (2) any Prospectus supplement or Pricing Supplement that merely sets forth the terms or a description of particular Securities shall only be reviewed and approved by the Agent or Agents offering such Securities. One copy of such filed document,

                                    A-II-9
                                 along with a copy of the cover letter sent to the Commission, will be delivered, mailed or telecopied to Bear, Stearns & Co. Inc. at Medium Term Note Department, 245 Park Avenue, 4/th/ Floor, New York, New York 10167,
                                 Telecopy: (212) 272-5377; to Chase Securities Inc. at Medium Term Note Desk, 270 Park Avenue, New York, New York 10017, Telecopy: (212) 834-4421 and to Goldman, Sachs & Co. at Credit Department, Credit Control-Medium Term Notes, 85 Broad Street, New York, New York 10004,
                                 Telecopy: (212) 902-3000. For record keeping purposes, one copy of each such amendment or supplement shall also be delivered, mailed or telecopied to Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022,
                                 Attention: William F. Schwitter, Esq.,
                                 Telecopy: (212) 319-4090.

                                 In the event that at the time the solicitation of offers to purchase Notes from the Company is suspended (other than to change interest rates or other variable terms) there are any offers to purchase Notes that have been accepted by the Company that have not been settled, the Company will promptly advise the Agents and Chase whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus and       A copy of the most recent Prospectus and the
Applicable Pricing               applicable Pricing Supplement, which pursuant
Supplement:                      to Rule 434 may be delivered separately from
                                 the Prospectus, must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or his agent and (b) the delivery of Notes to an investor or other purchaser or his agent.

Authenticity of Signatures:      The Agents will have no obligation or liability
                                 to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents Incorporated by        The Company shall supply the Agents with an
                                 adequate

                                    A-II-1

Reference:                       supply of all documents incorporated by
                                 reference in the Registration Statement and the Prospectus.

Business Day:                    "Business Day" means, unless otherwise
                                 specified in the applicable Pricing Supplement, any day other than a Saturday or Sunday, or any other day on which banks in The City of New
                                 York, are generally required or authorized by law or executive order to close (and, with respect to LIBOR Notes, is also a London
                                 Business Day). "London Business Day" means any day on which dealings in deposits in U.S.
                                 dollars are transacted in the London interbank market.


            PART II:  PROCEDURES FOR BOOK-ENTRY NOTES

            In connection with the qualification of Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Chase will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and Chase to DTC, dated November 19, 1999, and a Medium-Term Note Certificate Agreement, dated December 2, 1988, between Chase and DTC (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").


Issuance:                        All Fixed Rate Notes issued as Book-Entry Notes
                                 having the same Original Issue Date, interest rate, Stated Maturity and redemption and/or repayment terms (collectively, the "Fixed Rate
                                 Terms") will be represented initially by a single Global Note and all Floating Rate Notes issued as Book-Entry Notes having the same
                                 Original Issue Date, Base Rate (which may be the Commercial Paper Rate, the Treasury Rate,
                                 LIBOR, the CD Rate, the Federal Funds Rate, the
                                 Prime Rate, CMT Rate or Eleventh District Cost of Funds Rate or any other rate set forth in the applicable Pricing Supplement by the Company), Initial Interest Rate, Index
                                 Maturity, Spread or Spread Multiplier, if any,
                                 Minimum Interest Rate, if any, Maximum Interest
                                 Rate, if any, Stated Maturity, redemption and/or repayment terms, if any, Initial
                                 Interest Reset Date, Interest Reset Date(s) and
                                 Interest Determination Date(s) (collectively, the "Floating Rate Terms") will be represented initially by a single Global Note.

                                    A-II-1

                                 For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.

Identification:                  The Company has arranged with the CUSIP Service
                                 Bureau of Standard & Poor's (the "CUSIP Service
                                 Bureau") for the reservation of one series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers which have been reserved for and relating to Book-Entry Notes and the Company has delivered to Chase and DTC such list of such CUSIP numbers. The Company will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure
                                 B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes. Chase will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to Chase and DTC. Book-Entry Notes having an aggregate principal amount in excess of $400,000,000 and otherwise required to be represented by the same Global Note will instead be represented by two or more Global
                                 Notes that shall all be assigned the same CUSIP number.

Registration:                    Each Global Note will be registered in the name
                                 of Cede & Co., as nominee for DTC, on the register maintained by Chase under the Indenture. The beneficial owner of a Book-Entry
                                 Note (i.e., an owner of a beneficial interest in a Global Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC
                                 (with respect to such Book-Entry Note, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Book-Entry
                                 Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of

                                    A-II-1
                                 such Participants and one or more indirect participants in DTC.

Transfers:                       Transfers of beneficial interests in a Global
                                 Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Global Note.

Exchanges:                       Chase may deliver to DTC and the CUSIP Service
                                 Bureau at any time a written notice specifying
                                 (a) the CUSIP numbers of two or more Global
                                 Notes outstanding on such date that represent
                                 Book-Entry Notes having the same Fixed Rate
                                 Terms or Floating Rate Terms, as the case may be (but not the same Original Issue Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment
                                 Date for the related Book-Entry Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new
                                 CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including Chase) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, Chase will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, Chase will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed
                                 $400,000,000 in aggregate principal amount, one replacement Global Note will be authenticated and issued to represent $400,000,000 in aggregate principal amount of the exchanged
                                 Global Notes and an additional Global Note or Notes will be authenticated and issued to represent any remaining principal amount of such Global Notes (see "Denominations" below).

                                    A-II-1

Denominations:                   Book-Entry Notes will be issued in
                                 denominations of $1,000 and integral multiples in excess thereof of $1,000 unless otherwise set forth in the applicable Prospectus supplement. Global Notes will be denominated in principal amounts not in excess of $400,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $400,000,000 would, but for the preceding sentence, be represented by a single Global
                                 Note, then one Global Note will be issued to represent $400,000,000 principal amount of such Book-Entry Note or Notes and an additional
                                 Global Note or Notes will be issued to
                                 represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Payments of Principal,           Payments of Interest Only. Promptly after each
Premium, if any, and Interest:   Regular Record Date, Chase will deliver to the
                                 Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following
                                 Interest Payment Date (other than an Interest
                                 Payment Date coinciding with Maturity) and the total of such amounts (to the extent then ascertainable). DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the Company will pay to Chase in immediately available funds, and Chase in turn will pay to DTC, such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment."

                                 Notice of Interest Rates. Promptly after each Interest Determination Date for Floating Rate Notes issued as Book-Entry Notes, the Calculation Agent will notify each of Moody's Investors Service, Inc. and Standard & Poor's of the interest rates determined as of such Interest Determination Date.

                                 Payments at Maturity. On or about the first
                                 Business Day of each month, Chase will deliver to the Company and DTC a written list of principal, interest (to the extent then ascertainable) and premium, if any, to be paid on each Book-Entry Note maturing or otherwise becoming due in the following month. Chase, the Company and DTC will confirm the amounts of such

                                    A-II-1
                                 principal, premium and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such Maturity, the Company will pay to Chase in immediately available funds, and Chase in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of Payment." Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Note, the Trustee will cancel the Global Note representing such Book-Entry Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Book-Entry Notes as of the immediately preceding Business Day.

                                 Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Company to Chase in funds available for use by Chase no later than noon, New York City time, on such date. The Company will make such payment on such Book-Entry Notes by instructing Chase to withdraw funds from an account maintained by the Company at Chase or by making such payment to an account specified by Chase. The Company will confirm such instructions in writing to Chase. As soon as possible thereafter, Chase will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Book-Entry Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor Chase shall have any responsibility or liability for the payment by DTC of the principal of, premium, if any, or interest on, the Book-Entry Notes to such

                                    A-II-1

                                 Participants.

                                 Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Book-Entry Note.

Settlement Procedures:           Settlement Procedures with regard to each Book-
                                 Entry Note sold by an Agent, as agent of the Company, or purchased by an Agent, as principal, will be as follows:

                                 A.  The Presenting Agent will advise the
                                     Company by telephone, confirmed by
                                     facsimile, of the following settlement
                                     information:

                                 1.  Taxpayer identification number of the
                                     purchaser.

                                 2.  Principal amount.

                                 3.  Fixed Rate Notes:

                                 (a) interest rate;

                                 (b) interest payment dates; and

                                 (c) whether such Fixed Rate Note is being
                                     issued as an Original Issue Discount Note and, if so, the terms thereof.

                                 (d) whether such Fixed Rate Note is being
                                     issued as an amortizing note and, if so, the amortization schedule.

                                     Floating Rate Notes:

                                 (a) base rate;

                                 (b) initial interest rate;

                                 (c) spread or spread multiplier, if any;

                                 (d) interest rate reset dates;

                                 (e) interest rate reset period;

                                 (f) interest payment dates;

                                 (g) interest payment period;

                                 (h) index maturity;

                                 (i) calculation agent;

                                 (j) maximum interest rate, if any;

                                    A-II-1

                                 (k)  minimum interest rate, if any;

                                 (l)  calculation date;

                                 (m)  interest determination dates; and

                                 (n) whether such Floating Rate Note is being issued as an Original Issue Discount Note and, if so, the terms thereof.

                                 4.   price to public of such Book-Entry Note
                                      (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Presenting Agent).

                                 5.   Trade Date.

                                 6.   Settlement Date (Original Issue Date).

                                 7.   Stated Maturity.

                                 8.   Redemption provisions, if any, including:
                                      Redemption Commencement Date, Initial
                                      Redemption Percentage and Annual
                                      Redemption Percentage Reduction.

                                 9. Optional Repayment Date(s) and repayment provisions, if any.

                                 10.  Net proceeds to the Company.

                                 11. Presenting Agent's discount or commission (determined in accordance with Section 2(a) of the Agreement).

                                 12.  Name of Presenting Agent (and whether such
                                      Note is being sold to the Presenting Agent as principal or to an investor or other purchaser through the Presenting Agent acting as agent for the Company).

                                 13.  Such other information specified with
                                      respect to such Note (whether by Addendum or otherwise).

                                 B. The Company will assign a CUSIP number to the Global Note representing such Book-Entry Note and then advise Chase by facsimile transmission or other electronic transmission of the above settlement information received from the Presenting Agent, such CUSIP number and the name of the Presenting Agent.

                                 C.   Chase will communicate to DTC and the
                                      Presenting Agent through DTC's Participant
                                      Terminal System, a pending deposit message

                                    A-II-1
                                      specifying the following settlement
                                      information:

                                 1.   The information set forth in Settlement
                                      Procedure A.

                                 2. Identification numbers of the participant accounts maintained by DTC on behalf of Chase and the Presenting Agent.

                                 3.   Identification of the Global Note as a
                                      Fixed Rate Note or Floating Rate Note.

                                 4.   Initial Interest Payment Date for such
                                      Global Note, number of days by which such date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).

                                 5.   CUSIP number of the Global Note
                                      representing such Book-Entry Note.

                                 6.   Whether such Global Note represents any
                                      other Book-Entry Notes.

                                 7.   The Company or Chase will advise the
                                      Presenting Agent by telephone of the CUSIP number of the Global Note representing such Book-Entry Note.

                                 8. Whether such Global Note is an amortizing note (by an appropriate notation) in the comments field of DTC's Participant Terminal System.

                                 DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor's, which will use the information in the message to include certain terms of the related Book-Entry Note in the appropriate daily bond report published by Standard & Poor's.

                                 D. The Company will complete and deliver to the Trustee a Global Note representing such Book-Entry Note in a form that has been approved by authorized officers of the Company pursuant to the Indenture, the Agents and the Trustee.

                                 E.  The Trustee will authenticate the Global
                                     Note representing such Book-Entry Note.

                                 F.  DTC will credit such Book-Entry Note to the

                                    A-II-1
                                     participant account of the Trustee
                                     maintained by DTC.

                                 G.  Chase will enter an SDFS deliver order
                                     through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to Chase's participant account and credit such Book-Entry Note to the participant account of the Presenting Agent maintained by DTC and (ii) to debit the settlement account of the Presenting Agent and credit the settlement account of Chase maintained by DTC, in an amount equal to the price of such Book-Entry Note less such Presenting Agent's discount or commission. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by Chase to DTC that (i) the Global Note representing such Book-Entry Note has been issued and authenticated and
                                     (ii) Chase is holding such Global Note
                                     pursuant to the Certificate Agreement.

                                 H.  In the case of Book-Entry Notes sold
                                     through the Presenting Agent, as agent, the Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent's participant account and credit such Book-Entry Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent maintained by DTC in an amount equal to the initial public offering price of such Book-Entry Note.

                                 I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures G and H will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                                 J.  Upon receipt of such funds, Chase will
                                     credit to an account of the Company
                                     maintained at Chase or pay to an account otherwise specified by the Company funds available for immediate use in the amount transferred to Chase in accordance with Settlement Procedure G.

                                 K. Chase will send a copy of the Global Note by first

                                    A-II-1
                                     class mail to the Company together with a statement setting forth the total principal amount of Notes of each series that have been issued under the Indenture (whether or not Outstanding) as of the related Settlement Date, the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised Chase but that have not yet been settled.

                                 L.  In the case of Book-Entry Notes sold
                                     through the Presenting Agent, as agent, the Presenting Agent will confirm the purchase of such Book-Entry Note to the investor or other purchaser either by transmitting to the Participant with respect to such Book-Entry Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.

Settlement Procedures            For offers to purchase Book-Entry Notes
Timetable:                       accepted by the Company, Settlement Procedures
                                 "A" through "L" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                                 Settlement
                                 Procedure               Time
                                 ----------- -----------------------------------
                                 A           11:00 a.m. on the trade date or
                                             within one hour following the trade

                                 B           12:00 noon on the trade date or
                                             within one hour following the trade

                                 C No later than the close of business on the trade date

                                 D           3:00 p.m. on the Business Day
                                             before the Settlement Date

                                 E           9:00 a.m. on Settlement Date

                                 F           10:00 a.m. on Settlement Date

                                 G-H         No later than 2:00 p.m. on
                                             Settlement Date

                                 I           4:00 p.m. on Settlement Date

                                 J-L         5:00 p.m. on Settlement Date

                                    A-II-2

                                 If a sale is to be settled more than one
                                 Business Day after the trade date, Settlement Procedures A, B, and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such trade date. In connection with a sale that is to be settled more than one Business Day after the trade date, if the Initial Interest Rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rates have been determined, but no later than noon and 2:00 p.m., New York City time, respectively, on the second Business Day before the Settlement Date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                                 If settlement of a Book-Entry Note is
                                 rescheduled or cancelled, Chase will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:               If the Trustee fails to enter an SDFS deliver
                                 order with respect to a Book-Entry Note
                                 pursuant to Settlement Procedure G, Chase may deliver to DTC, through DTC's Participant
                                 Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Note to the participant account of Chase maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Book-Entry
                                 Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-
                                 Entry Notes represented by a Global Note, the Trustee will mark such Global Note "cancelled", make appropriate entries in its records and send such cancelled Global Note to the Company.
                                 The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Book-Entry Notes represented by a Global Note,
                                 Chase will exchange such Global Note for

                                    A-II-2
                                 two Global Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be cancelled immediately after issuance, and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. In the case of any Book-Entry Note sold through the Presenting Agent, as agent, if the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Thereafter, Chase will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure has occurred for any reason other than default by the applicable Presenting Agent to perform its obligations hereunder or under the Agreement, the Company will reimburse such Presenting Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

                                 Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Book-Entry Note that was to have been represented by a Global Note also representing other Book-Entry Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Global Note representing such remaining Book-Entry Notes and will make appropriate entries in its records.

                  PART III: PROCEDURES FOR CERTIFICATED NOTES


Denominations:                   Certificated Notes will be issued in
                                 denominations of $1,000 and integral multiples of $1,000 in excess thereof unless otherwise indicated in the applicable Pricing Supplement.

                                    A-II-2

Payments of Principal,           Upon presentment and delivery of the
Premium, if any, and Interest:   Certificated Note, Chase upon receipt of
                                 immediately available funds from the Company will pay the principal amount of each Certificated Note at Maturity and premium, if any, and the final installment of interest in immediately available funds. All interest payments on a Certificated Note, other than interest due at Maturity, will be made at the Corporate Trust Office; provided, however, that such payment of interest may be made, at the option of the Company by check to the address of the person entitled thereto as such address shall appear in the Security Register.
                                 Notwithstanding the foregoing, holders of
                                 $1,000,000 or more in aggregate principal amount of Certificated Notes having the same
                                 Interest Payment Dates shall, at the option of the Company, be entitled to receive payments of interest (other than at Maturity) by wire transfer of immediately available funds if appropriate wire transfer instructions and identifying information concerning such holder to be found in the Security Register have been received in writing by Chase by the Regular
                                 Record Date (any such wire transfer
                                 instructions received by Chase shall remain in effect until revoked by such Holder).

                                 Chase will provide monthly to the Company a list of the principal, premium, if any, and (to the extent then ascertainable) interest to be paid on Certificated Notes maturing in the next succeeding month. Chase will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

                                 Certificated Notes presented to Chase at Maturity for payment will be cancelled by the Trustee. All cancelled Certificated Notes held by the Trustee shall be disposed of in accordance with its customary procedures, and the Trustee shall furnish to the Company a certificate with respect to such disposition.

Settlement Procedures:           Settlement Procedures with regard to each
                                 Certificated Note purchased by an Agent, as principal, or through an Agent, as agent, shall be as follows:

                                 A.  The Presenting Agent will advise the
                                     Company by telephone, confirmed by
                                     facsimile, of the following settlement
                                     information with regard to each
                                     Certificated Note:

                                    A-II-2

                                 1.  Exact name in which the Certificated
                                     Note(s) is (are) to be registered (the
                                     "Registered Owner").

                                 2.  Exact address or addresses of the
                                     Registered Owner for delivery, notices and payments of principal, premium, if any, and interest.

                                 3.  Taxpayer identification number of the
                                     Registered Owner.

                                 4.  Principal amount.

                                 5.  Authorized denomination.

                                 6.  Fixed Rate Notes:

                                     (a)  interest rate;

                                     (b)  interest payment dates; and

                                     (c)  whether such Fixed Rate Note is being
                                          issued as an Original Issue Discount
                                          Note, if so, the terms thereof.

                                 Floating Rate Notes:

                                     (a)  base rate;

                                     (b)  initial interest rate;

                                     (c)  spread or spread multiplier, if any;

                                     (d)  interest rate reset dates;

                                     (e)  interest rate reset period;

                                     (f)  interest payment dates;

                                     (g)  interest payment period;

                                     (h)  index maturity;

                                     (i)  calculation agent;

                                     (j)  maximum interest rate, if any;

                                     (k)  minimum interest rate, if any;

                                     (l)  calculation date;

                                     (m)  interest determination dates; and

                                     (n)  whether such Floating Rate Note is
                                          being issued as an Original Issue
                                          Discount Note and, if so, the terms
                                          thereof.

                                    A-II-2

                                 7. Price to public of such Certificated Note (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Presenting Agent).

                                 8.  Trade Date.

                                 9.  Settlement Date (Original Issue Date).

                                 10. Stated Maturity.

                                 11. Net proceeds to the Company.

                                 12. Presenting Agent's discount or commission
                                     (determined in accordance with Section 2(a) of the Agreement).

                                 13. Redemption provisions, if any, including:
                                     Redemption Commencement Date, Initial
                                     Redemption Percentage and Annual Redemption
                                     Percentage Reduction.

                                 14. Optional Repayment Date(s) and repayment
                                     provisions, if any.

                                 15. Name of Presenting Agent (and whether such
                                     Note is being sold to the Presenting Agent as principal or to an investor or other purchaser through the Presenting Agent acting as agent for the Company).

                                 16. Such other information specified with
                                     respect to such Note (whether by Addendum or otherwise).

                                 B. After receiving such settlement information from the Presenting Agent, the Company will advise the Trustee of the above settlement information by facsimile transmission confirmed by telephone. The Company will cause the Trustee to issue, authenticate and deliver the Certificated Notes.

                                 C.  Chase will complete the preprinted 4-ply
                                     Certificated Note packet containing the
                                     following documents in forms approved by the Company, the Presenting Agent and the Trustee consistent with the Indenture, and will make three copies thereof (herein called "Stub 1," "Stub 2" and "Stub 3"):

                                 1.  Certificated Note with the Presenting
                                     Agent's confirmation, if traded on a
                                     principal basis, or the Presenting Agent's customer confirmation, if traded on an agency basis.

                                    A-II-2

                                 2.  Stub 1 - for Trustee.

                                 3.  Stub 2 - for Presenting Agent.

                                 4.  Stub 3 - for the Company.

                                 D.  With respect to each trade, Chase will
                                     deliver the Certificated Notes and Stub 2 thereof to the Presenting Agent at the following applicable address: If to Bear, Stearns & Co. Inc. to Bear, Stearns & Co. Inc., 245 Park Avenue, 4/th/ Floor, New York, New York 10167, Attention: Medium Term Note Department, if to Chase Securities Inc., to Chase Securities Inc., 55 Water Street, Room 226, Window 17 or 18, New York, New York 10041, Attention: Sal Giallanza and if to Goldman, Sachs & Co. to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Michael Mosely, 6th Floor. The Trustee will keep Stub 1. The Presenting Agent will acknowledge receipt of the Certificated Note through a broker's receipt and will keep Stub.

                                 2. Delivery of the Certificated Note will be made only against such acknowledgment of receipt. Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, the Presenting Agent will wire the net proceeds of the Certificated Note after deduction of its applicable discount or commission to the Company pursuant to standard wire instructions given by the Company.

                                 E.  In the case of Certificated Notes sold
                                     through the Presenting Agent, as agent, the Presenting Agent will deliver the Certificated Note (with confirmations), as well as a copy of the Prospectus and the applicable Pricing Supplement or Supplements received from the Trustee to the purchaser against payment in immediately available funds.

                                 F.  The Trustee will send Stub 3 to the
                                     Company.

Settlement Procedures            For offers to purchase Certificated Notes
Timetable:                       accepted by the Company, Settlement Procedures
                                 "A" through "F" set forth above shall be completed as soon as possible following the trade but not later than the respective times
                                 (New York City time) set forth below:

                                    A-II-2

                                 Settlement
                                 Procedure          Time
                                 ---------------    ----------------------------
                                 A                  11:00 a.m. on the trade date
                                                    or within one hour following
                                                    the trade

                                 B 12:00 noon on the trade date or within one hour following the trade

                                 C-D                2:15 p.m. on Settlement Date

                                 E                  3:00 p.m. on Settlement Date

                                 F                  5:00 p.m. on Settlement Date

Failure to Settle:               In the case of Certificated Notes sold through
                                 the Presenting Agent, as agent, in the event that a purchaser of a Certificated Note from the Company either fails to accept delivery of or make payment for a Certificated Note on the Settlement Date, the Presenting Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return such Certificated Note and related stub to the Trustee.

                                 The Trustee, upon receipt of the Certificated Note and related stub from the Presenting Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Presenting Agent in an amount of immediately available funds equal to the amount previously paid by such Presenting Agent in settlement for such Certificated Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure has occurred for any reason other than failure by such Presenting Agent to perform its obligations hereunder or under the Agreement, the Company will reimburse such Presenting Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated
                                 Note in respect of which the failure occurred, the Trustee will cancel and dispose of the Certificated Note (and related stubs) in accordance with its customary procedures, make appropriate entries in its records to reflect the fact that the Certificated Note was never issued, and accordingly notify in writing the Company.

                                    A-II-2

                                    A-II-2

                                                                       ANNEX III



                              Accountants' Letter
                                --------------


     Pursuant to Section 4(j) and Section 6(d), as the case may be, of the Agreement, the Company's independent certified public accountants shall furnish letters to the effect that:

     (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder.

     (ii) In their opinion, the consolidated financial statements and financial statement schedules audited by them and incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder.

     (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

             (A) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or that any material modifications should be made for them to be in conformity with generally accepted accounting principles;

             (B) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma

                                    A-III-1
     adjustments have not been properly applied to the historical amounts in the compilation of those statements;

          (C) as of the date of the latest available financial statements of the Company and at a subsequent date not more than five business days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock under the Company's [Dividend Reinvestment and Stock Purchase Plan, Employee Stock Ownership Plan, Retirement Savings Plan, Stock Option and Incentive Plans] or other similar plans, and the incurrence of capital stock issuance expenses) of the Company or in the preferred stock or other securities of the Company's subsidiaries, or any increase in the consolidated long-term debt of the Company and its subsidiaries or any decreases in consolidated net assets of the Company and its subsidiaries or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases that the Prospectus discloses have occurred or may occur or that are described in such letter; and

          (D) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus ending as of the date of the latest available financial statements of the Company and at (i) the most recent month end if the date of such letter is 15 or more days following such most recent month end or (ii) the month end immediately preceding the most recent month end if the date of such letter is fewer than 15 days following such most recent month end, there were any decreases in consolidated revenues of the Company, or any increases in any items specified by the Agents, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Agents, except in each case for increases or decreases that the Prospectus discloses have occurred or may occur or that are described in such letter;

     (iv) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii) and (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents that are derived from the general accounting records of the Company and its subsidiaries, that appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting

                                    A-III-
          records of the Company and its subsidiaries and have found them to be in agreement.


          All references to the Prospectus in this Annex III shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Agreement as of the Commencement Date referred to in
Section 6(d) thereof and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation or the Time of Delivery relating to an agreement to purchase Securities as principal requiring the delivery of such letter under Section 4(j) thereof.

                                    A-III-